UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
                      7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The proposals are described in detail in the Proxy Statement for the Annual Meeting.

1.              Election of Directors. The shareholders elected the eight director nominees to serve for a one-year term. The results of the vote on the election of directors were as follows:

DIRECTOR NOMINEE	For	Against	Abstain	Broker Non-Votes
Daniel G. Beltzman	31,321,135	961,579	146,453	1,382,171
Virginia Gambale	32,125,729	157,899	145,539	1,382,171
David J. Grissen	31,750,869	531,818	146,480	1,382,171
Mark S. Light	31,787,932	494,753	146,482	1,382,171
Michael J. Merriman	32,126,758	155,935	146,474	1,382,171
M. Ann Rhoades	32,125,351	158,235	145,581	1,382,171
Hugh E. Sawyer III	32,187,984	94,797	146,386	1,382,171
David P. Williams	31,867,106	415,520	146,541	1,382,171

2.              Say-on-Pay Proposal. The shareholders approved the advisory proposal on the compensation of the Company’s named executive officers.  The results of the advisory vote on the say-on-pay proposal were as follows:

For	24,271,404
Against	7,983,143
Abstain	174,620
Broker Non-Votes	1,382,171

3.              Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020.  The results of the vote on the ratification of the appointment of PricewaterhouseCoopers were as follows:

For	33,167,039
Against	499,289
Abstain	145,010

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: October 24, 2019	By:	/s/ Amanda P. Rusin
Name: Amanda P. Rusin, Title: Secretary